EXHIBIT 5


                   Opinion of Wilentz, Goldman & Spitzer, P.A.










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                [LETTERHEAD OF WILENTZ, GOLDMAN & SPITZER, P.A.]






Woodbridge
(908) 855-6142


                    June 21, 1996


Rotary Power International, Inc.
P.O. Box 128
Wood-Ridge, NJ  07075


                       Registration Statement on Form S-8
                         250,000 shares of Common Stock
                       ----------------------------------
Dear Sirs:

                  We are acting as special counsel for Rotary Power International, Inc. (the "Company"), in connection with the registration of 250,000 shares of Common Stock of the Company with a par value of $0.01 per share (the "Common Shares"), as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof. The Common Shares are to be issued by the Company upon the exercise of a warrant issued to Mark Wachs (the "Warrant").

                  As such counsel, we have examined the Registration Statement and such corporate records and other documents and instruments and have made such investigations of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

                  Based on the foregoing, we are pleased to advise you that, in our opinion:

                  1. The Company has been duly incorporated and is a validly existing corporation under the laws of State of Delaware.

                  2. The Common Shares issuable pursuant to the Warrant have been duly authorized and reserved for issuance and, when certificates for the Common Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Common Shares and issued in accordance with the terms of the Warrant, including the payment to the Company of any amount required to be paid under the terms of the Warrant in order to acquire the Common Shares, the Common Shares will be validly issued, fully paid and nonassessable.



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                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.




                                            Very truly yours,

                                            /s/ WILENTZ, GOLDMAN & SPITZER, P.A.


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